Exhibit 99

Energous Corporation Reports Third Quarter 2015 Results

Management to Host Conference Call Today at 11:30 A.M. ET

SAN JOSE, CA – November 10, 2015 – Energous Corporation ("Energous®" or "the Company") (NASDAQ: WATT), the developer of WattUp™, a revolutionary wire-free charging technology for mobile and IoT devices that provides "over-the-air" power at a distance of up to 15 feet, has issued its unaudited financial results for the third quarter ended September 30, 2015. Energous has also provided a corporate update to highlight the Company’s progress since its last investor call on August 10, 2015.

Update with Tier One Consumer Electronics Partner

Earlier this year, Energous signed a development and licensing agreement with a tier one consumer electronics company to embed the WattUp technology into various products including, but not limited to, mobile consumer electronics and related accessories. During the third quarter of 2015, Energous completed a major development milestone under this agreement resulting in meaningful revenue during the quarter. Following the completion of this milestone, Energous expects to continue its collaboration with the tier one toward the end goal of incorporating the WattUp technology into one or more of their consumer electronic products.

The Company expects to increase investment in R&D as it moves forward with its tier one partner and expands its licensee base, with the additional anticipated costs being largely offset by higher associated Engineering Services revenue.

First RF Power Receive Chip

Energous recently announced that it is sampling the world's first radio frequency (RF) to direct current (DC) rectifier integrated circuit (IC) that is designed to power smaller wearable and Internet of Things (IoT) devices that require 10 watts or less. This application-specific integrated circuit (ASIC) is the first of its kind in the world and measures just 3mm x 3mm. Highlights of the new receiver IC are below:

•	Supports four independent Rx antenna inputs, allowing for cost-effective scalability from low-power devices like wearables, all the way to devices that require higher power such as tablets and smartphones
•	Leverages Energous’ innovative Rx chain technology with the smallest package, enabling the next generation of ultra-small wearable devices to be designed with wire-free charging, which has never before been possible using pad or mat-based systems
•	Enables a maximum input power up to 30dBm per port
•	Supports 5.8GHz band
•	Improves system efficiency vs. previous silicon
•	Further miniaturizes the WattUp receive solution footprint, allowing for WattUp adoption in much smaller wearable and IoT products not currently served by Inductive or Conductive charging solutions.

Update to Key Milestones

Over the course of the year, Energous has focused the majority of its resources on development efforts with its tier one partner. For the remainder of 2015, the Company will continue its focus on further product development with its tier one partner as well as with new strategic partners that Energous expects to sign licensing agreements with over the next few months. Energous will also continue to support its tier one partner in its plan to obtain the necessary regulatory approvals, which will be leveraged to support broad adoption of the WattUp technology.

Industry-First UL ValidationTesting – As announced in a separate press release, Energous retained the services of Underwriters Laboratories (UL) to independently test and validate the performance of its award-winning WattUp technology. Below is a brief summary of the results of the testing representing the amount of actual power received by a device at varying distances from a single WattUp transmitter, which exceeded targeted performance.

Distance	Targeted Performance	Power Received at the Receiver	Difference (+/-)
0-5 feet	4W	5.55W	+1.55W
5-10 feet	2W	3.74W	+1.74W
10-15 feet	1W	1.06W	+0.06W

Reference Designs – Consistent with the Company’s goal to help partners shorten their development lifecycles and complete WattUp enabled products with robust functionality, Energous remains on track to deliver reference designs to support customer evaluation of its transmitter and receiver technology in early 2016.

First Products to Market – The first commercially launched products are expected to be for low-powered devices that are outside of the first to market requirements contained in the development and licensing agreement with the Company’s tier one partner.

Patents – The Company continues to focus on expanding its intellectual property while building and refining its patent portfolio and overall strategy. Subsequent to the third quarter, Energous received six utility and design patents for its wireless charging technology. The company expects a number of additional awards in the coming months covering numerous applications and vertical markets. Energous now has an intellectual property portfolio totaling more than 175 U.S. patent applications and foreign equivalents. The patent applications submitted cover eight  key areas that are core to the Company's technology.

Unaudited Financial Results

For the third quarter ended September 30, 2015, the Company reported:

  Joint development and licensing agreement revenue of $2,075,000. Year to date, Energous has recognized a total of $2.5 million in revenue, of which $0.5 million of cash was received in the first quarter and $2.0 million of cash was received in the fourth quarter, respectively, of 2015.
  $7.7 million in operating expenses, which consisted of $4.7 million in R&D, $2.2 million in G&A and $0.8 million in marketing expenses.
  Net loss (GAAP) of $5.6 million, or $(0.43) per basic and diluted share.
  Adjusted EBITDA (non-GAAP) loss of $3.9 million.
  The Company had $15.5 million in cash and cash equivalents on its balance sheet as of September 30, 2015 and no debt outstanding.

Management Commentary

“Progress with our tier one partner and completing a key development milestone in the third quarter has enabled us to achieve meaningful revenue as well as to move the relationship forward to the next phase of development,” said Stephen R. Rizzone, President and CEO of Energous.

Continued Rizzone, “An additional significant achievement during the quarter was the introduction of our new Receiver IC, which is the world's first highly integrated, high-efficiency RF integrated circuit for wireless power reception. This IC allows for cost-effective scalability of low-power devices like wearables, all the way to higher-power devices such as tablets and smartphones.”

“We believe these accomplishments further establish our position as the leader in Uncoupled wire-free power.”

Third Quarter 2015 Conference Call

Energous management will host a conference call, which will be followed by a question and answer period.

Date: Tuesday, November 10, 2015
Time: 11:30 a.m. Eastern time
Conference Line (U.S.): 1-888-203-7667
International Dial-In: 1-719-457-2600
Conference ID: 6405858
Webcast: http://public.viavid.com/index.php?id=116783

Please dial in at least 10 minutes before the call to ensure timely participation.

A replay of the call will be available at 2:30 p.m. Eastern time on the same day through November 25, 2015. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 6405858.

About Energous Corporation

Energous Corporation (NASDAQ: WATT) is developing WattUp, an award-winning wire-free charging technology that will transform the way people charge and power their electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary, wire-free charging solution that delivers intelligent, scalable power via the same radio bands as a Wi-Fi router. WattUp differs from current wireless charging systems in that it will deliver meaningful, usable power, at a distance, to multiple devices, resulting in a wire-free experience that saves users from having to remember to plug in their devices or place them on a mat. For more information, please visit Energous.com, or follow Energous on Twitter and Facebook.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements in this release that are not based on historical fact are “forward-looking statements”. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents adjusted EBITDA which is a non-GAAP measure. The adjusted EBITDA is determined by taking the net loss and adding interest, taxes, depreciation, amortization, stock-based compensation, the change in fair value of derivative liabilities and the gain on the extinguishment of debt. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation table to the comparable GAAP measure is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

Media Contact:

Edelman

Gillian Roberts

Direct: 650-762-2860

edelman@energous.com

Investor Relations Contact:

MZ North America

Matt Hayden

Chairman

Direct: 1-949-259-4986

Email: IR@energous.com

Web: www.mzgroup.us

 Energous Corporation

CONDENSED BALANCE SHEETS

	As of
	September 30, 2015	December 31, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$15,510,189	$31,494,592
Accounts receivable	2,000,000	-
Prepaid expenses and other current assets	568,818	416,580
Prepaid rent, current	80,784	80,784
Total current assets	18,159,791	31,991,956

Property and equipment, net	1,630,416	1,515,299
Prepaid rent, non-current	238,432	299,020
Other assets	38,931	22,648
Total assets	$20,067,570	$33,828,923

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,774,602	$1,716,011
Accrued expenses	987,294	792,349
Total current liabilities	2,761,896	2,508,360

Commitments and contingencies

Stockholders’ equity
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at September 30, 2015
and December 31, 2014; no shares issued or outstanding	-	-
Common Stock, $0.00001 par value, 50,000,000 shares authorized at September 30, 2015 and December 31, 2014; 13,154,948 and 12,781,502 shares
issued and outstanding at September 30, 2015 and December 31, 2014, respectively.	131	127
Additional paid-in capital	87,128,543	82,465,914
Accumulated deficit	(69,823,000)	(51,145,478)
Total stockholders’ equity	17,305,674	31,320,563
Total liabilities and stockholders’ equity	$20,067,570	$33,828,923

 Energous Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014

Revenue	$2,075,000	$-	$2,500,000	$-

Operating expenses:
Research and development	4,758,590	3,699,057	13,008,190	6,184,762
Sales and marketing	767,762	809,333	2,518,114	2,036,793
General and administrative	2,156,965	1,322,048	5,663,583	3,124,439
Total operating expenses	7,683,317	5,830,438	21,189,887	11,345,994

Loss from operations	(5,608,317)	(5,830,438)	(18,689,887)	(11,345,994)

Other income (expense):
Change in fair value of derivative liabilities	-	-	-	(26,265,177)
Interest income (expense), net	2,656	5,258	12,365	(1,029,479)
Loss on retirement of fixed assets	-	(22,818)	-	(22,818)
Gain on debt extinguishment	-	-	-	2,084,368
Total	2,656	(17,560)	12,365	(25,233,106)

Net loss	$(5,605,661)	$(5,847,998)	$(18,677,522)	$(36,579,100)

Basic and diluted loss per common share	$(0.43)	$(0.62)	$(1.45)	$(5.08)

Weighted average shares outstanding, basic and diluted	13,018,545	9,458,359	12,907,911	7,203,642

 Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014

Net loss (GAAP)	$(5,605,661)	$(5,847,998)	$(18,677,522)	$(36,579,100)
Add (subtract) the following items:
Interest (income) expense, net	(2,656)	(5,258)	(12,365)	1,029,479
Depreciation and amortization	203,216	142,093	617,517	196,898
Stock-based compensation	1,507,669	746,900	4,306,435	1,659,404
Gain on debt extinguishment	-	-	-	(2,084,368)
Change in fair value of derivative liabilities	-	-	-	26,265,177
Adjusted EBITDA (non-GAAP)	$(3,897,432)	$(4,964,263)	$(13,765,935)	$(9,512,510)